UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019

ACHAOGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36323	68-0533693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Tower Place, Suite 400

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 800-3636

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	AKAO	None

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on April 15, 2019, Achaogen, Inc. (the ‘Company’) filed a voluntary petition for bankruptcy protection under Chapter 11 of Title 11 of the United States Bankruptcy Code. The filing was made in the United States Bankruptcy Court for the District of Delaware (the ‘Court’) (Case No. 19-10844).

Key Employee Incentive Plan

On May 8, 2019, the Court approved the implementation of the Company’s Key Employee Incentive Plan (the ‘KEIP’) which was designed to maximize the value of the Company’s estate. The KEIP provides incentive payments to four KEIP participants based on the achievement of certain performance goals. The four KEIP Participants are Blake Wise, Chief Executive Officer; Janet Dorling, Chief Product Officer; Liz Bhatt, Chief Operating Officer; and Gary Loeb, General Counsel (collectively, the ‘KEIP Participants’).

Pursuant to the terms of the KEIP, a KEIP payout (‘KEIP Payout’) may be paid in connection with the sale of the Company’s assets based on a percentage of the proceeds from the asset sale (whether in one or a series of asset sales) net of any applicable bid protections approved by the Court and investment banker fees (the ‘Asset Sale Proceeds’) as outlined below. Each KEIP Participant will receive a one-time KEIP payment if Asset Sale Proceeds equal or exceed $35 million. For Asset Sale Proceeds between $35 million and $55 million, the KEIP Payout will be $450,000 plus 3% of Asset Sale Proceeds exceeding $35 million. For Asset Sale Proceeds over $55 million, the KEIP Payout will be $1,050,000 plus 5% of Asset Sale Proceeds exceeding $55 million until such time that Asset Sale Proceeds reach $136,516,000.  No KEIP Payout will be made on account of Asset Sale Proceeds exceeding $136,516,000.  The KEIP Payout will be distributed upon the consummation of a sale of the Company’s assets and receipt by the Company of the Asset Sale Proceeds.  The KEIP Payout will be split among the KEIP Participants pro rata based on their base salaries.

In the event of the involuntary termination of employment of a KEIP Participant by the Company for cause or voluntary resignation by a KEIP Participant prior to the consummation of a sale of the Company’s assets, the KEIP Participant will forfeit any right to a KEIP payment.

Asset Sale Proceeds	KEIP Payout
< $35,000,000	$0
$35,000,000	$450,000
$40,000,000	$600,000
$45,000,000	$750,000
$50,000,000	$900,000
$55,000,000	$1,050,000

Key Employee Retention Plan

On May 8, 2019, the Court also approved the implementation of the Company’s Key Employee Retention Plan (‘KERP’) which was designed to retain key employees in their current roles over the near term while providing them with financial stability.  The KERP covers the 26 non-insider employees of the Company as of May 8, 2019 (the ‘KERP Participants’) and awards each KERP Participant a payment equal to 20% to 42% of his or her base salary, not to exceed $1,356,455 in the aggregate, unless he or she voluntary resigns or is terminated by the Company for cause prior to the consummation of the sale of the Company’s assets. If Asset Sale Proceeds are ultimately sufficient to result in a 75% recovery to all holders of allowed general unsecured claims, the KERP Participants will receive an additional $250,000 in the aggregate to be allocated pro rata among all KERP Participants and paid ahead of all remaining general unsecured claims. KERP payments will be distributed upon the consummation of a sale of the Company’s assets.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the Company’s securities is highly speculative and poses substantial risks during the pendency of the Chapter 11 case. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Company’s Chapter 11 case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Additional Information Regarding the Chapter 11 Case

Additional information about the Chapter 11 case and sale process is available through the Company’s claims agent Kurtzman Carson Consultants LLC at www.kccllc.net/achaogen. Information contained on, or that can be accessed through, such web site or the Court’s web site is not part of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHAOGEN, INC.

Date: May 14, 2019	By:	/s/ Gary Loeb
Gary Loeb
General Counsel